Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
by Apache Corporation, Managing Partner
Certification of Principal Executive Officer
and Principal Financial Officer
I, John J. Christmann IV, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ John J. Christmann IV
By:	John J. Christmann IV
Title:	Chief Executive Officer and President
(principal executive officer) of Apache
Corporation, Managing Partner

Date:	November 3, 2016
I, Stephen J. Riney, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

/s/ Stephen J. Riney
By:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer
(principal financial officer) of Apache Corporation,
Managing Partner

Date:	November 3, 2016